Exhibit (g)(12)

                AMENDED AND RESTATED CUSTODIAN SERVICES AGREEMENT

      THIS AGREEMENT is made as of February 2, 2004 by and between PFPC Trust Company, a Delaware limited purpose trust company ("PFPC Trust"), and Harris Insight Funds Trust, a Massachusetts business trust (the "Fund").

                                        WITNESSETH:

      WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

      WHEREAS, the Fund wishes to retain PFPC Trust to provide custodian services, and PFPC Trust wishes to furnish custodian services, either directly or through an affiliate or affiliates, as more fully described herein.

      NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

      1. DEFINITIONS. AS USED IN THIS AGREEMENT:

            (a) "1933 Act" means the Securities Act of 1933, as amended,

            (b) "1934 Act" means the Securities Exchange Act of 1934, as amended.

            (c) "Authorized Person" means any officer of the Fund and any other person duly authorized by the Fund's Board of Trustees to give Oral and Written Instructions on behalf of the Fund and listed on the Authorized Persons Appendix attached hereto and made a part hereof or any amendment thereto as may be received by PFPC Trust. An Authorized Person's scope of authority may be limited by the Fund by setting forth such limitation in the Authorized Persons Appendix.

            (d) "Book-Entry System" means Federal Reserve Treasury book-entry system for United States and federal agency securities, its successor or successors, and its nominee or nominees and any book-entry system maintained by an exchange registered with the SEC under the 1934 Act.

            (e) "CEA" means the Commodities Exchange Act, as amended.

            (f) "Depository" means any depository, clearing agency or system, book-entry system (including the Book-Entry System), settlement system or other similar entity.

            (g) "Oral Instructions" mean oral instructions received by PFPC Trust from an


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Authorized Person or from a person reasonably believed by PFPC Trust to be an
Authorized Person.

            (h) "PFPC Trust" means PFPC Trust Company or a subsidiary or affiliate of PFPC Trust Company.

            (i) "SEC" means the Securities and Exchange Commission.

            (j) "Securities Laws" mean the 1933 Act, the 1934 Act, the 1940 Act and the CEA.

            (k) "Shares" mean the shares of beneficial interest of any series or class of the Fund.

            (l) "Property" means:

                  (i) any and all securities and other investment items which the Fund may from time to time deposit, or cause to be deposited, with PFPC Trust or which PFPC Trust may from time to time hold for the Fund;

                  (ii) all income in respect of any of such securities or other investment items;

                  (iii) all proceeds of the sale of any of such securities or investment items; and

                  (iv) all proceeds of the sale of securities issued by the Fund, which are received by PFPC Trust from time to time, from or on behalf of the Fund.

            (m) "Written Instructions" mean written instructions signed by two Authorized Persons and received by PFPC Trust. The instructions may be delivered by hand, mail, tested telegram, cable, telex or facsimile sending device.

      2. APPOINTMENT. The Fund hereby appoints PFPC Trust to provide custodian services to the Fund, on behalf of each of its investment portfolios (each, a "Portfolio"), and PFPC Trust accepts such appointment and agrees to furnish such services.

      3. DELIVERY OF DOCUMENTS. The Fund has provided or, where applicable, will provide PFPC Trust with the following:

            (a) certified or authenticated copies of the resolutions of the Fund's Board of Trustees, approving the appointment of PFPC Trust or its affiliates to provide services;


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            (b)   a copy of the Fund's most recent effective registration
                  statement;

            (c)   a copy of each Portfolio's advisory agreements;

            (d) a copy of the distribution agreement with respect to each class of Shares:

            (e) a copy of each Portfolio's administration agreement if PFPC Trust (or an affiliate thereof) is not providing the Portfolio with such services;

            (f) copies of any shareholder servicing agreements made in respect of the Fund or a Portfolio; and

            (g) certified or authenticated copies of any and all amendments or supplements to the foregoing.

      4. COMPLIANCE WITH LAWS.

            PFPC Trust undertakes to comply with all applicable requirements of the Securities Laws and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by PFPC Trust hereunder. Except as specifically set forth herein, PFPC Trust assumes no responsibility for such compliance by the Fund or any Portfolio.

      5. INSTRUCTIONS.

            (a) Unless otherwise provided in this Agreement, PFPC Trust shall act only upon Oral or Written Instructions.

            (b) PFPC Trust shall be entitled to rely upon any Oral or Written Instructions it receives from an Authorized Person (or from a person reasonably believed by PFPC Trust to be an Authorized Person) pursuant to this Agreement. PFPC Trust may assume that any Oral or Written Instructions received hereunder are not in any way inconsistent with the provisions of organizational documents of the Fund or of any vote, resolution or proceeding of the Fund's Board of Trustees or of the Fund's shareholders, unless and until PFPC Trust receives Written Instructions to the contrary.

            (c) The Fund agrees to forward to PFPC Trust Written Instructions confirming Oral Instructions (except where such Oral Instructions are given by PFPC Trust or its affiliates) so that PFPC Trust receives the Written Instructions by the close of business on the same day that such Oral Instructions are received. The fact that such confirming Written Instructions are not received by PFPC Trust shall in no way invalidate the transactions or


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enforceability of the transactions authorized by the Oral Instructions. Where
Oral or Written Instructions reasonably appear to have been received from an Authorized Person, PFPC Trust shall incur no liability to the Fund in acting upon such Oral or Written Instructions provided that PFPC Trust's actions comply with the other provisions of this Agreement.

      6. RIGHT TO RECEIVE ADVICE.

            (a) Advice of the Fund. If PFPC Trust is in doubt as to any action it should or should not take, PFPC Trust may request directions or advice, including Oral or Written Instructions, from the Fund.

            (b) Advice of Counsel. If PFPC Trust shall be in doubt as to any question of law pertaining to any action it should or should not take, PFPC Trust may request advice at its own cost from such counsel of its own choosing (who may be counsel for the Fund, the Fund's investment adviser or PFPC Trust, at the option of PFPC Trust).

            (c) Conflicting Advice. In the event of a conflict between directions, advice or Oral or Written Instructions PFPC Trust receives from the Fund, and the advice it receives from counsel, PFPC Trust shall be entitled to rely upon and follow the advice of counsel. In the event PFPC Trust so relies on the advice of counsel, PFPC Trust remains liable for any action or omission on the part of PFPC Trust which constitutes willful misfeasance, bad faith, negligence or reckless disregard by PFPC Trust of any duties, obligations or responsibilities set forth in this Agreement.

            (d) Protection of PFPC Trust. PFPC Trust shall be protected in any action it takes or does not take in reliance upon directions, advice or Oral or Written Instructions it receives from the Fund or from counsel and which PFPC Trust believes, in good faith, to be consistent with those directions, advice or Oral or Written Instructions. Nothing in this section shall be construed so as to impose an obligation upon PFPC Trust (i) to seek such directions, advice or Oral or Written Instructions, or (ii) to act in accordance with such directions, advice or Oral or Written Instructions unless, under the terms of other provisions of this Agreement, the same is a condition of PFPC Trust's properly taking or not taking such action. Nothing in this subsection shall excuse PFPC Trust when an action or omission on the part of PFPC Trust constitutes willful misfeasance, bad faith, negligence or reckless disregard by PFPC Trust of any duties, obligations or responsibilities set forth in this Agreement.

      7. RECORDS;VISITS. The books and records pertaining to the Fund and any Portfolio,


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which are in the possession or under the control of PFPC Trust, shall be the property of the Fund. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws, rules and regulations. The Fund and Authorized Persons shall have access to such books and records at all times during PFPC Trust's normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by PFPC Trust to the Fund or to an authorized representative of the Fund, at the Fund's expense.

      8. CONFIDENTIALITY. PFPC Trust agrees to keep confidential all records of the Fund and information relating to the Fund and its shareholders, unless the release of such records or information is applicable to the provision of services under this Agreement or is otherwise consented to, in writing, by the Fund. The Fund agrees that such consent shall not be required where PFPC Trust may be exposed to civil or criminal contempt proceedings or when required to divulge such information or records to duly constituted authorities.

      9. COOPERATION WITH ACCOUNTANTS. PFPC Trust shall cooperate with the Fund's independent public accountants and shall take all reasonable action in the performance of its obligations under this Agreement to ensure that the necessary information is made available to such accountants for the expression of their opinion, as required by the Fund.

      10. DISASTER RECOVERY. PFPC Trust shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provisions for emergency use of electronic data processing equipment to the extent appropriate equipment is available. In the event of equipment failures, PFPC Trust shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions. PFPC Trust shall have no liability with respect to the loss of data or service interruptions caused by equipment failure provided such loss or interruption is not caused by PFPC Trust's own willful misfeasance, bad faith, negligence or reckless disregard of its duties or obligations under this Agreement.

      11. COMPENSATION. As compensation for custody services rendered by PFPC Trust during the term of this Agreement, the Fund, on behalf of each of the Portfolios, will pay to PFPC Trust a fee or fees as may be agreed to in writing from time to time by the Fund and PFPC Trust. Until modified or replaced by agreement of the Fund and PFPC Trust, the Fund and PFPC Trust agree that the fee letter currently in place between them (dated August 2, 2002 and originally entered into with respect to the prior custodian services agreement between the Fund and PFPC Trust dated February 23, 1996) shall be controlling with respect to PFPC Trust's


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

compensation under this Agreement.

      12. INDEMNIFICATION. The Fund, on behalf of each Portfolio, agrees to indemnify and hold harmless PFPC Trust and its affiliates from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, liabilities arising under the Securities Laws and any state and foreign securities and blue sky laws (and amendments thereto) and attorneys' fees and disbursements), arising directly or indirectly (A) from any action or omission to act which PFPC Trust takes (i) at the request or on the direction of or in reliance on the advice of the Fund or (ii) upon Oral or Written Instructions or (B) in connection with the provision of services to the Fund. Neither PFPC Trust, nor any of its affiliates, shall be indemnified against any liability (or any expenses incident to such liability) arising out of PFPC Trust's or its affiliates' own willful misfeasance, bad faith, negligence or reckless disregard of its duties under this Agreement. The provisions of this
Section 12 shall survive termination of this Agreement.

      13. RESPONSIBILITY OF PFPC TRUST.

            (a) PFPC Trust shall be under no duty to take any action on behalf of the Fund or any Portfolio except as specifically set forth herein or as may be specifically agreed to by PFPC Trust in writing. PFPC Trust shall be obligated to exercise reasonable care and diligence in the performance of its duties hereunder, to act in good faith and to use its best efforts, within reasonable limits, in performing services provided for under this Agreement. PFPC Trust shall be liable only for any damages arising out of PFPC Trust's failure to perform its duties under this Agreement to the extent such damages arise out of PFPC Trust's willful misfeasance, bad faith, negligence or reckless disregard of its duties under this Agreement.

            (b) Without limiting the generality of the foregoing or of any other provision of this Agreement, PFPC Trust shall not be under any duty or obligation to inquire into and shall not be liable for (A) the validity or invalidity or authority or lack thereof of any Oral or Written Instruction, notice or other instrument which conforms to the applicable requirements of this Agreement, and which PFPC Trust reasonably believes to be genuine; or (B) subject to section 10, damages, delays or errors or loss of data occurring by reason of circumstances beyond PFPC Trust's control, including acts of civil or military authority, national emergencies, fire, flood, catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

            (c) Notwithstanding anything in this Agreement to the contrary, neither PFPC


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

Trust nor its affiliates shall be liable to the Fund or to any Portfolio for any consequential, special or indirect losses or damages or lost profits or loss of business which the Fund may incur or suffer, whether or not the likelihood of such losses or damages was known by PFPC Trust or its affiliates.

            (d) Notwithstanding anything in this Agreement to the contrary (other than as specifically provided in Section 14(h)(ii)(B)(4) and Section 14(h)(iii)(A) of this Agreement), the Fund shall be responsible for all filings, tax returns and reports on any transactions undertaken pursuant to this Agreement, or in respect of the Property or any collections undertaken pursuant to this Agreement, which may be requested by any relevant authority. In addition, the Fund shall be responsible for the payment of all taxes, assessments, duties, governmental charges and similar items (including without limitation penalties and interest related thereto).

      14. DESCRIPTION OF SERVICES.

            (a) Delivery of the Property. The Fund will deliver to PFPC Trust, or arrange for delivery to PFPC Trust of, all the Property owned by the Portfolios, including cash received as a result of the distribution of Shares, during the period that is set forth in this Agreement. PFPC Trust will not be responsible for such Property until actual receipt.

            (b) Receipt and Disbursement of Money. PFPC Trust, acting upon Written Instructions, shall open and maintain a separate account for each separate Portfolio of the Fund (each an "Account") and shall maintain in the Account of a particular Portfolio all cash and other assets received from or for the Fund specifically designated to such Account, subject to the terms of this Agreement.

      PFPC Trust shall make cash payments from or for the Account of a Portfolio only for:

      (i) purchases of securities in the name of the Portfolio or PFPC Trust or PFPC Trust's nominee or a sub-custodian or a nominee thereof as provided in sub-section (j) and for which PFPC Trust has received a copy of the broker's or dealer's confirmation or payee's invoice, as appropriate;

      (ii) purchase or redemption of Shares of the Portfolio delivered to PFPC Trust;

      (iii) payment of, subject to Written Instructions, interest, taxes (provided that tax which PFPC Trust considers is required to be deducted or withheld "at source" will be governed by Section 14(h)(iii)(B) of this Agreement), administration, accounting, distribution, advisory, management fees or similar expenses which are to be borne by the Portfolio;


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

      (iv) payment to, subject to receipt of Written Instructions, the Fund's transfer agent, as agent for the shareholders, an amount equal to the amount of dividends and distributions stated in the Written Instructions to be distributed in cash by the transfer agent to shareholders, or, in lieu of paying the Fund's transfer agent, PFPC Trust may arrange for the direct payment of cash dividends and distributions to shareholders in accordance with procedures mutually agreed upon from time to time by and among the Fund, PFPC Trust and the Fund's transfer agent;

      (v) payments, upon receipt Written Instructions, in connection with the conversion, exchange or surrender of securities owned or subscribed to by the Portfolio and held by or delivered to PFPC Trust;

      (vi) payments of the amounts of dividends received with respect to securities sold short by the Portfolio; and

      (vii) other payments from the Portfolio, upon Written Instructions.

      PFPC Trust is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received as custodian for the Accounts.

            (c) Receipt of Securities: Subcustodians.

                  (i) PFPC Trust shall hold all securities received by it for each Account in a separate account that physically segregates such securities from those of any other persons, firms or corporations, except for securities held in a Depository or through a sub-custodian. All such securities shall be held or disposed of only upon Written Instructions of the Fund or otherwise pursuant to the terms of this Agreement. PFPC Trust shall have no power or authority to assign, hypothecate, pledge or otherwise dispose of any such securities or investment, except upon the express terms of this Agreement or upon Written Instructions authorizing the transaction. In no case may any member of the Fund's Board of Trustees, or any officer, employee or agent of the Fund, withdraw any securities.

                  (ii) At PFPC Trust's own expense and for its own convenience, PFPC Trust may enter into subcustodian agreements with other United States banks or trust companies to perform duties described in this sub-section (c) with respect to domestic assets. Such bank or trust company shall have an aggregate capital, surplus and undivided profits, according to its last published report, of at least one million dollars ($1,000,000), if it is a subsidiary or affiliate of PFPC Trust, or at least twenty million dollars ($20,000,000) if such bank or trust company is not a subsidiary or affiliate of PFPC Trust. In addition, such bank or trust company must be qualified to act as


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

                        custodian and agree to comply with the relevant provisions of the 1940 Act and other applicable rules and regulations. Any such arrangement will not be entered into without prior written notice to the Fund.

                  (iii) In addition, PFPC Trust may enter into arrangements with sub-custodians with respect to services regarding foreign assets; any such arrangement will not be entered into without prior notice to the Fund (or as otherwise provided in the 1940 Act). The sub-custodians with which PFPC Trust has entered into arrangements with respect to services regarding foreign assets are solely those set forth on Schedule I hereto (as the same may be amended as set forth in Section 17). The Fund agrees that it cannot hold foreign assets through any sub-custodian or in any jurisdiction other than as set forth in Schedule I hereto (as the same may be amended as set forth in Section 17).

                  (iv) PFPC Trust shall be responsible for the acts or omissions of any bank or trust company chosen by PFPC Trust as a sub-custodian pursuant to Section 14(c)(ii) and any sub-custodian chosen by PFPC Trust pursuant to
                        Section 14(c)(iii) which is listed on Schedule I hereto (as the same may be amended as set forth in Section 17) to the same extent that PFPC Trust is responsible for its own acts or omissions under this Agreement; provided that so long as PFPC Trust has chosen such a sub-custodian (both initially and on an ongoing basis) in the exercise of reasonable care, prudence and diligence, PFPC Trust shall have no responsibility relating to the insolvency of any such sub-custodian. Notwithstanding anything in this Agreement to the contrary, PFPC Trust shall not have responsibility with respect to any entity other than itself, a bank or trust company chosen by PFPC Trust as a sub-custodian pursuant to Section 14(c)(ii) or a sub-custodian chosen by PFPC Trust pursuant to Section 14(c)(iii) which is listed on
                        Schedule I hereto (as the same may be amended as set forth in Section 17), including without limitation PFPC Trust shall not have responsibility with respect to any other agent (including an agent of a sub-custodian referenced in the immediately preceding sentence) or any Depository.

            (d) Transactions Requiring Instructions. Upon receipt of Oral, or Written Instructions and not otherwise, PFPC Trust shall (provided PFPC Trust has received such Oral or Written Instructions within such timeframes as PFPC Trust may designate from time to time):

                  (i) deliver any securities held for a Portfolio against the receipt of payment for the sale of such securities or otherwise in accordance with standard market practice;


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

                  (ii) execute and deliver to such persons as may be designated in such Oral or Written Instructions, proxies, consents, authorizations, and any other instruments whereby the authority of a Portfolio as owner of any securities may be exercised;

                  (iii) deliver any securities held for a Portfolio to the
                        issuer thereof, or its agent, when such securities are called, redeemed, retired or otherwise become payable at the option of the holder; provided that, in any such case, the cash or other consideration is to be delivered to PFPC Trust;

                  (iv) deliver any securities held for a Portfolio against receipt of other securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, tender offer, merger, consolidation or recapitalization of any corporation, or the exercise of any conversion privilege;

                  (v) deliver any securities held for a Portfolio to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation, recapitalization or sale of assets of any corporation, and receive and hold under the terms of this Agreement such certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery;

                  (vi) make such transfer or exchanges of the assets of a Portfolio and take such other steps as shall be stated in said Oral or Written Instructions to be for the purpose of effectuating a duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of a Portfolio or the Fund;

                  (vii) release securities belonging to a Portfolio to any bank or trust company for the purpose of a pledge or hypothecation to secure any loan incurred by the Fund on behalf of that Portfolio; provided, however, that securities shall be released only upon payment to the Account of the Portfolio of the monies borrowed, except that in cases where additional collateral is required to secure a borrowing already made subject to proper prior authorization, further securities may be released for that purpose; and repay such loan upon redelivery to it of the securities pledged or hypothecated therefore, and upon surrender of the note or notes evidencing the loan;

                  (viii)release and deliver securities owned by a Portfolio in connection with any repurchase agreement entered into on behalf of the


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

                        Portfolio, but only on receipt of payment therefor and pay out moneys of the Portfolio in connection with such repurchase agreements, but only upon the delivery of the securities;

                  (ix) release and deliver or exchange securities owned by a Portfolio in connection with any conversion of such securities, pursuant to their terms, into other securities;

                  (x) release and deliver securities owned by a Portfolio for the purpose of redeeming in kind shares of the Portfolio upon delivery thereof to PFPC Trust; and

                  (xi) release and deliver or exchange securities owned by a Portfolio for other purposes (provided that action pursuant to this Section 14(d)(xi) shall be taken only upon receipt of Written Instructions).

            (e) Use of Depositories. PFPC Trust will deposit in a Depository all securities belonging to the Portfolios eligible for deposit therein and will utilize Depositories to the extent possible in connection with settlements of purchases and sales of securities by the Portfolios, and deliveries and returns of securities loaned, subject to repurchase agreements or used as collateral in connection with borrowings. PFPC Trust shall continue to perform such duties until it receives Written or Oral Instructions authorizing contrary actions. Assets maintained in a Depository shall be subject to the rules, terms, conditions and procedures of that Depository, and PFPC Trust shall not have liability relative to such rules, terms, conditions or procedures. Notwithstanding anything in this Agreement to the contrary, PFPC Trust's use of a Book-Entry System shall comply with the requirement of Rule 17f-4 under the 1940 Act.

      PFPC Trust shall administer a Depository as follows:

                  (i) With respect to securities of a Portfolio which are maintained in the Depository, the records of PFPC Trust shall identify by book-entry or otherwise those securities belonging to the Portfolio. PFPC Trust shall furnish to the Fund a detailed statement of the Property held for each Portfolio under this Agreement at least monthly and from time to time and upon written request.

                  (ii) Securities and any cash of a Portfolio deposited in the Depository will (to the extent consistent with applicable law and standard practice) at all times be segregated from any assets and cash controlled by PFPC Trust in other than a fiduciary or custodian capacity but may be commingled with other assets held in such capacities.


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

                  (iii) All books and records maintained by PFPC Trust which relate to the Fund's participation in the Depository will at all times during PFPC Trust's regular business hours be open to the inspection of Authorized Persons, and PFPC Trust will furnish to the Fund all information in respect of the services rendered as it may require.

      PFPC Trust will also provide the Fund with such reports on its own system of internal control as the Fund may reasonably request from time to time.

            (f) Registration of Securities. All Securities held for a Portfolio which are issued or issuable only in bearer form, except such securities held in a Depository, shall be held by PFPC Trust in bearer form; all other securities held for a Portfolio may be registered in the name of the Fund on behalf of that Portfolio, PFPC Trust, a Depository, a subcustodian, or any duly appointed nominees of the Fund, PFPC Trust, a Depository or subcustodian. The Fund reserves the right to instruct PFPC Trust as to the method of registration and safekeeping of the securities of the Fund. The Fund agrees to furnish to PFPC Trust appropriate instruments to enable PFPC Trust to hold or deliver in proper form for transfer, or to register in the name of its nominee or in the name of a Depository or another appropriate entity, any securities which it may hold for the Accounts and which may from time to time be registered in the name of the Fund on behalf of a Portfolio.

            (h) Voting and Other Action. Neither PFPC Trust nor its nominee shall vote any of the securities held pursuant to this Agreement by or for the account of a Portfolio, except in accordance with Written Instructions (provided PFPC Trust has received such Written Instructions within such timeframes as PFPC Trust may designate from time to time). PFPC Trust, directly or through the use of another entity, shall execute in blank and promptly deliver all notices, proxies and proxy soliciting materials received by PFPC Trust as custodian of the Property to the registered holder of such securities. If the registered holder is not the Fund on behalf of a Portfolio, then Written or Oral Instructions must designate the person who owns such securities.

            (i) Transactions Not Requiring Instructions. In the absence of contrary Written Instructions, PFPC Trust is authorized to take the following actions:

            (j) Collection of Income and Other Payments.

                  (A) collect and receive for the account of each Portfolio, all income, dividends, distributions, coupons, option


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

                        premiums, other payments and similar items, included or to be included in the Property of the Portfolio, and, in addition, promptly advise the Portfolio of such receipt and credit such income to the Portfolio's custodian account;

                  (B) endorse and deposit for collection, in the name of the applicable Portfolio, checks, drafts, or other orders for the payment of money;

                  (C) receive and hold for the account of each Portfolio all securities received as a distribution on the Portfolio's securities as a result of a stock dividend, share split-up or reorganization, recapitalization, readjustment or other rearrangement or distribution of rights or similar securities issued with respect to any securities belonging to the Portfolio and held by PFPC Trust hereunder;

                  (D) present for payment and collect for the Account of each Portfolio the amount payable upon all securities held for the Portfolio which may mature or may on a mandatory basis be called, redeemed, or retired, or otherwise become payable on the date such securities become payable; and

                  (E) take any action which may be necessary and proper in connection with the collection and receipt of such income and other payments and the endorsement for collection of checks, drafts, and other negotiable instruments.

            (ii) Miscellaneous Transactions.

                  (A) PFPC Trust is authorized to deliver or cause to be delivered Property against payment or other consideration or written receipt therefor in the following cases:

                        (1) for examination by a broker or dealer selling for the account of a Portfolio in accordance with street delivery custom;

                        (2) for the exchange of interim receipts or temporary securities for definitive securities; and

                        (3) for transfer of securities into the name of the Fund on behalf of a Portfolio or PFPC Trust or a sub-custodian or nominee of one of the foregoing, or for exchange of securities for a different number of bonds, certificates, or other evidence, representing


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

                              the same aggregate face amount or number of units bearing the same interest rate, maturity date and call provisions, if any; provided that, in any such case, the new securities are to be delivered to PFPC Trust.

                  (B) Unless and until PFPC Trust receives Oral or Written Instructions to the contrary, PFPC Trust shall:

                        (1) pay all income items held by it for a Portfolio which call for payment upon presentation and hold the cash received by it upon such payment for the account of the Portfolio;

                        (2) collect interest and cash dividends received on behalf of a Portfolio, with notice to the Fund, to the account of the Portfolio;

                        (3) hold for the account of each Portfolio all stock dividends, rights and similar securities issued with respect to any securities held by PFPC Trust for the Portfolio; and

                        (4) subject to receipt of such documentation and information as PFPC Trust may request, execute as agent on behalf of the Fund all necessary ownership certificates required by a national governmental taxing authority or under the laws of any U.S. state now or hereafter in effect, inserting the Fund's name, on behalf of a Portfolio, on such certificate as the owner of the securities covered thereby, to the extent it may lawfully do so.

            (iii) Other Matters.

                  (A) Subject to receipt of such documentation and information as PFPC Trust may request, PFPC Trust will, in such jurisdictions as PFPC Trust may agree from time to time, seek to reclaim or obtain a reduction with respect to any withholdings or other taxes relating to assets maintained hereunder (provided that PFPC Trust will not be liable for failure to obtain any particular relief in a particular jurisdiction); and

                  (B) PFPC Trust is authorized to deduct or withhold any sum in respect of tax which PFPC Trust considers is required to be deducted or withheld "at source" by any relevant law or practice.

            (i) Segregated Accounts.

                  (i) PFPC Trust shall upon receipt of Written or Oral Instructions establish and maintain one or more segregated accounts on its records for and on behalf of each Portfolio. Such accounts may be used to transfer cash and securities, including securities in a
                        Depository:

                        (A) for the purposes of compliance by the Fund with the procedures required by a securities or option exchange, providing such procedures comply with the 1940 Act and any releases of the SEC relating to the maintenance of segregated accounts by registered investment companies; and

                        (B) upon receipt of Written Instructions, for other purposes.

                  (ii) PFPC Trust shall arrange for the establishment of IRA custodian accounts for such shareholders holding Shares through IRA accounts, in accordance with the Fund's prospectuses, the Internal Revenue Code of 1986, as amended (including regulations promulgated thereunder), and such other procedures as are mutually agreed upon from time to time by and among the Fund, PFPC Trust and the Fund's transfer agent.

            (j) Purchases of Securities. PFPC Trust shall settle purchased securities upon receipt of Oral or Written instructions from the Fund or its investment advisers that specify:

                  (i) the name of the issuer and the title of the securities, including CUSIP number if applicable;

                  (ii) the number of shares or the principal amount purchased and accrued interest, if any;

                  (iii) the date of purchase and settlement;

                  (iv)  the purchase price per unit;

                  (v)   the total amount payable upon such purchase;

                  (vi)  the Portfolio involved; and

                  (vii) the name of the person from whom or the broker through whom the purchase was made. PFPC Trust shall upon receipt of securities purchased by or for a Portfolio (or otherwise in accordance with standard market practice) pay out of the moneys held for the account of the Portfolio the total amount payable to the person from whom or the broker through whom the purchase was made, provided that the same conforms to the total amount payable as set forth in such Oral or Written Instructions.

            (k) Sales of Securities. PFPC Trust shall settle sold securities upon receipt of Oral or Written Instructions from the Fund or its investment advisers that specify:

                  (i) the name of the issuer and the title of the security, including CUSIP number if applicable;

                  (ii) the number of shares or principal amount sold, and accrued interest, if any;

                  (iii) the date of trade and settlement;

                  (iv)  the sale price per unit;

                  (v)   the total amount payable to the Fund upon such sale;

                  (vi) the name of the broker through whom or the person to whom the sale was made;

                  (vii) the location to which the security must be delivered and delivery deadline, if any; and

                  (viii) the Portfolio involved.

      PFPC Trust shall deliver the securities upon receipt of the total amount payable to the Portfolio upon such sale, provided that the total amount payable is the same as was set forth in the Oral or Written Instructions. Notwithstanding any other provisions of this Agreement to the contrary, PFPC Trust may accept payment in such form as is consistent with standard industry practice, and may deliver securities and arrange for payment in accordance with the customs prevailing among dealers in securities.

            (1) Reports; Proxy Materials.

                  (i) PFPC Trust shall furnish to the Fund the following reports:

                        (A) such periodic and special reports as the Fund may reasonably request;

                        (B) a monthly statement summarizing all transactions and entries for the account of each Portfolio, listing the portfolio securities belonging to each Portfolio at the end of such month and stating the cash account of each Portfolio including disbursements;

                        (C) the reports required to be furnished to the Fund pursuant to Rule 17f-4; and

                        (D) such other information as may be agreed upon from time to time between the Fund and PFPC Trust.

                  (ii) PFPC Trust shall transmit promptly to the Fund any proxy statement, proxy material, notice of a call or conversion or similar communication received by it as custodian of the Property. PFPC Trust shall be under no other obligation to inform the Fund as to such actions or events.

            (m) Crediting of Accounts. PFPC Trust may in its sole discretion credit an Account with respect to income, dividends, distributions, coupons, option premiums, other payments or similar items prior to PFPC Trust's actual receipt thereof, and in addition PFPC Trust may in its sole discretion credit or debit the assets in an Account on a contractual settlement date with respect to any sale, exchange or purchase applicable to the Account. If PFPC Trust credits an Account with respect to (a) income, dividends, distributions, coupons, option premiums, other payments or similar items on a contractual payment date or otherwise in advance of PFPC Trust's actual receipt of the amount due, (b) the proceeds of any sale or other disposition of assets on the contractual settlement date or otherwise in advance of PFPC Trust's actual receipt of the amount due or (c) provisional crediting of any amounts due, and (i) PFPC Trust is subsequently unable to collect full, final and irreversible payment in immediately available funds for the amounts so credited within a reasonable time period using reasonable efforts or (ii) pursuant to standard industry practice, law or regulation the amounts so credited are subject to a security interest, levy or other encumbrance or PFPC Trust is required to repay to a third party such amounts so credited, PFPC Trust shall have the absolute right in its sole discretion without demand to reverse any such credit or payment, to debit or deduct the amount of such credit or payment from the Account, and to otherwise pursue recovery of any such amounts so credited from the Fund. Nothing in this Agreement or otherwise shall require PFPC

Trust to make any advances or to credit any amounts until PFPC Trust's actual receipt thereof. Advances shall be payable on demand. The Fund hereby grants a first priority contractual possessory security interest in and a right of setoff against the assets maintained in an Account hereunder in the amount necessary to secure the return and payment to PFPC Trust of any advance or credit made by PFPC Trust (including charges related thereto) to such Account; such first priority contractual possessory security interest in and right of setoff against the assets maintained in an Account hereunder shall be free of any right of redemption or prior claim of the Fund or any other entity and shall be subject to no setoffs, counterclaims or other liens or grants by the Fund or any other entity prior to or on a parity therewith, and the Fund shall take such reasonable additional steps as PFPC Trust may require to assure such priority. Without limiting any other rights of PFPC Trust under this Agreement, PFPC Trust may assign any rights it has under this Section 14(m) to a sub-custodian.

            (n) Collections. All collections of monies or other property in respect, or which are to become part, of the Property (but not the safekeeping thereof upon receipt by PFPC Trust) shall be at the sole risk of the Fund. If payment is not received by PFPC Trust within a reasonable time after proper demands have been made, PFPC Trust shall notify the Fund in writing, including copies of all demand letters, any written responses and memoranda of all oral responses and shall await instructions from the Fund. PFPC Trust shall not be obliged to take action for collection unless and until reasonably indemnified to its satisfaction. PFPC Trust shall also notify the Fund as soon as reasonably practicable whenever income due on securities is not collected in due course and shall provide the Fund with periodic status reports of such income collected after a reasonable time.

            (o) Foreign Exchange. PFPC Trust and/or sub-custodians may enter into or arrange foreign exchange transactions (at such rates as they may consider appropriate) in order to facilitate transactions under this Agreement, and such entities and/or their affiliates may receive compensation in connection with such foreign exchange transactions. Provided PFPC Trust is not a principal to the foreign exchange transaction, PFPC Trust will not be responsible for any principal to the foreign exchange transaction, regardless of whether such principal serves as a sub-custodian under this Agreement.

      15. DURATION AND TERMINATION. This Agreement shall continue until terminated by the Fund or by PFPC Trust on sixty (60) days' prior written notice to the other party. In the event this Agreement is terminated (pending appointment of a successor to PFPC Trust or vote of the shareholders of the Fund to dissolve or to function without a custodian of its cash, securities or other property), PFPC Trust shall not deliver cash, securities or other property of the Portfolios to the Fund. It may deliver them to a bank or trust company of PFPC Trust's choice, having an aggregate capital, surplus and undivided profits, as shown by its last published report, of not less than twenty million dollars ($20,000,000), as a custodian for the Fund to be held under terms similar to those of this Agreement. PFPC Trust shall not be required to make any delivery or payment of assets upon termination until full payment shall have been made to PFPC Trust of all fees, compensation, costs, expenses and other amounts owing with respect to this Agreement (including without limitation costs relating to deconversion or conversion to another service provider). PFPC Trust shall have a security interest in and shall have a right of setoff against the Property as security for the payment of such fees, compensation, costs, expenses and other amounts.

      16. NOTICES. All notices and other communications, including Written Instructions, shall be in writing or by confirming telegram, cable, telex or facsimile sending device or such other method as the Fund and PFPC Trust may agree. Notice shall be addressed (a) if to PFPC Trust at 8800 Tinicum Boulevard, 3rd Floor, Philadelphia PA 19153, marked for the attention of the Mutual Fund Custody Department (or its successor), (b) if to the Fund, at Harris Trust & Savings Bank, 111 West Monroe Street - 6W, Chicago, IL 60603, Attn: Peter P. Capaccio or (c) if to neither of the foregoing, at such other address as shall have been given by like notice to the sender of any such notice or other communication by the other party. If notice is sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given five days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered.

      17. AMENDMENTS. This Agreement, or any term hereof, may be changed or waived only by a written amendment, signed by the party against whom enforcement of such change or waiver is sought; provided that notwithstanding the foregoing, PFPC Trust may add entities and/or jurisdictions to Schedule I hereto from time to time upon written notice to the Fund and PFPC Trust may remove entities and/or jurisdictions from Schedule I hereto from time to time upon thirty (30) days prior written notice to the Fund.

      18. ASSIGNMENT. PFPC Trust may assign this Agreement to any wholly-owned direct or indirect subsidiary of PFPC Trust or of The PNC Financial Services Group, Inc., provided that (i) PFPC Trust gives the Fund thirty (30) days prior written notice; (ii) the assignee agrees with PFPC Trust and the Fund to comply with all relevant provisions of the 1940 Act; (iii) PFPC Trust and such assignee promptly provide such information as the Fund may request, and respond to such questions as the Fund may ask, relative to the assignment, including (without limitation) the capabilities of the assignee; and (iv) the Fund consents to such assignment (which consent cannot be unreasonably withheld).

      19. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      20. FURTHER ACTIONS. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

      21. MISCELLANEOUS.

            (a) Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties and Oral Instructions.

            (b) Captions. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

            (c) Governing Law. This Agreement shall be deemed to be a contract made in Pennsylvania and governed by Pennsylvania law, without regard to principles of conflicts of law.

            (d) Partial Invalidity. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

            (e) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

            (f) Facsimile Signatures. The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                        PFPC TRUST COMPANY


                                        By: /s/ Sam Sparhawk
                                            ------------------------------------
                                            Sam Sparhawk
                                            President


                                        HARRIS INSIGHT FUNDS TRUST


                                        By: /s/ Peter P. Capaccio
                                            ------------------------------------
                                            Peter P. Capaccio
                                            President

                           AUTHORIZED PERSONS APPENDIX

NAME (TYPE)                                           SIGNATURE

Peter P. Capaccio                                     /s/ Peter P. Capaccio
                                                      ---------------------

Charles D. Curtis, Jr.                                /s/ Charles D. Curtis, Jr.
                                                      --------------------------

Robert Finkelston                                     /s/ Robert Finkelston
                                                      ---------------------

Michelle M. Gallo                                     /s/ Michelle M. Gallo
                                                      ---------------------

Ishwar D. Gupta                                       /s/ Ishwar D. Gupta
                                                      -------------------

David C. Lebisky                                      /s/ David C. Lebisky
                                                      --------------------

Gregory J. Prygon                                     /s/ Gregory J. Prygon
                                                      ---------------------

Thomas J. Ryan                                        /s/ Thomas J. Ryan
                                                      ------------------

Merrill J. Sklenar                                    /s/ Merrill J. Sklenar
                                                      ----------------------

L. Linn Solano                                        /s/ L. Linn Solano
                                                      ------------------

Norman D. Van Horn                                    /s/ Norman D. Van Horn
                                                      ----------------------

Joel L. Weiss                                         /s/ Joel L. Weiss
                                                      -----------------

                                                    SCHEDULE I

Argentina                  Citibank N.A. - Argentina
Australia                  National Australia Bank
Austria                    Bank Austria AG
Bahrain                    HSBC Bank Middle East Limited
Bangladesh                 The Hong Kong & Shanghai Banking Corp Ltd.
Belgium                    ING Belgium SA/NV
Benin                      Societe Generale de Banques an Cote d'Ivoire
Bermuda                    Bank of Bermuda Limited

Bolivia                    Citibank, N.A.
Botswana                   Barclays Bank of Botswana Ltd.
Brazil                     BankBoston, N.A.
Bulgaria                   ING Bank N.V.
Burkina Faso               Societe Generale de Banques an Cote d'Ivoire
Canada                     Royal Bank of Canada
Chile                      BankBoston, N.A.
China                      The Hong Kong & Shanghai Banking Corp Ltd.
Colombia                   Cititrust Colombia S.A.
Costa Rica                 Banco BCT
Croatia                    Privredna banka Zagreb d.d.
Cyprus                     Bank of Cyprus Ltd.
Czech Republic             Ceskoslovenska Obchodni Banka A.S.
Denmark                    Danske Bank
Ecuador                    Citibank, N.A.
Egypt                      Citibank, N.A.
Estonia                    Hansabank Limited
Euromarket                 Clearstream Banking Luxembourg
Euromarket                 Euroclear Bank
Finland                    Nordea Bank Finland plc
France                     BNP Parlbas Securities Services/Credit Agricole
                           Indosuez
Germany                    Dresdner Bank AG
Ghana                      Barclays Bank of Ghana Ltd.

Greece                     BNP Parlbas Securities Services
Guinea Bissau              Societe Generale de Banques an Cote d'Ivoire
Hong Kong                  The Hong Kong & Shanghai Banking Corp Ltd.
Hungary                    HVB Bank Hungary
Iceland                    Landsbank Islands
Qatar                      HSBC Bank Middle East Limited

Romania                    ING Bank Bucharest
Russia                     Vneshtorgbank (Min Fin Bonds only)/ING Bank (Eurasia)
Senegal                    Societe Generale de Banques an Cote d'Ivoire
Singapore                  United Overseas Bank Ltd./DBS Bank Ltd.
Slovak Republic            Ceskoslovenska Obchodni Banka, a.s.
Slovenia                   Bank Austria Creditanstalt d.d. Ljubljana
South Africa               Standard Corporate & Merchant Bank (SCMB)

South Korea                The Hong Kong & Shanghai Banking Corp Ltd.
Spain                      Banco Bilbao Vizcaya Argentaria S.A. (BBVA)/Santander
                           Central Hispano Investment
Sri Lanka                  The Hong Kong & Shanghai Banking Corp Ltd.
Swaziland                  Standard Bank Swaziland Ltd.
Sweden                     Skandinaviska Enskilda Banken
Switzerland                Credit Suisse First Boston
Taiwan                     The Hong Kong & Shanghai Banking Corp Ltd.

India                      The Hong Kong & Shanghai Banking Corp Ltd.
Indonesia                  The Hong Kong & Shanghai Banking Corp Ltd.
Ireland                    AIB/BNY Trust Company Limited
Israel                     Bank Leumi LE - Israel B.M.
Italy                      Banca Intesa
Ivory Coast                Societe Generale de Banques an Cote d'Ivoire
Jamaica                    FirstCaribbean International Securities Limited
Japan                      The Bank of Tokyo-Mitsubishi Limited/Mizuho Corporate
                           Bank, Limited
Jordan                     HSBC Bank Middle East Limited
Kazakhstan                 The Hong Kong & Shanghai Banking Corp Ltd.
Kenya                      Barclays Bank of Kenya Ltd.
Latvia                     Hansabanka Limited
Lebanon                    HSBC Bank Middle East Limited
Lithuania                  Vilniaus Bankas
Luxembourg                 Banque et Caisse d'Epargne de l'Etat
Malaysia                   HSBC Bank Malaysia Berhad
Mali                       Societe Generale de Banques an Cote d'Ivoire
Malta                      HSBC Bank Malta p.l.c.
Mauritius                  The Hong Kong & Shanghai Banking Corp Ltd.
Mexico                     Banco Nacional de Mexico
Morocco                    Banque Commerciale de Maroc
Namibia                    Standard Bank Namibia Ltd.
NASDAQ Europe              ING Belgium SA/NV
Netherlands                Fortis Bank (Nederland) N.V.
New Zealand                National Australia Bank
Niger                      Societe Generale de Banques an Cote d'Ivoire
Nigeria                    Stanbic Bank Nigeria Ltd.
Norway                     Den norske Bank ASA
Oman                       HSBC Bank Middle East Limited

Pakistan                   Standard Chartered Bank
Palestinian                HSBC Bank Middle East Limited Autonomous Area
Panama                     BankBoston, N.A.
Peru                       Citibank, N.A.
Philippines                The Hong Kong & Shanghai Banking Corp Ltd.
Poland                     ING Bank Slaski
Portugal                   Banco Comercial Portugues
Thailand                   The Hong Kong & Shanghai Banking Corp Ltd./Bangkok
                           Bank Public Company Ltd.
Togo                       Societe Generale de Banques an Cote d'Ivoire
Trinidad & Tobago          Republic Bank Limited

Tunisia                    Banque Internationale Arabe de Tunisie
Turkey                     Turkye Garanti Bankasi A.S. (Garanti Bank)

U.A.E.                     HSBC Bank Middle East Limited, Dubai
Ukraine                    ING Bank Ukraine
United Kingdom             The Bank of New York/The Depository & Clearing
                           Centre (DCC)
United States              The Bank of New York
Uruguay                    BankBoston, N.A.

Venezuela                  Citibank, N.A.
Vietnam                    The Hong Kong & Shanghai Banking Corp Ltd.
Zambia                     Barclays Bank of Zambia Ltd.
Zimbabwe                   Barclays Bank of Zimbabwe Ltd.

* Assets maintained in a particular Country/Market may be maintained only at the Subcustodian(s) listed for that Country/Market*


                                       23